Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) of our report dated March 15, 2023, with respect to the consolidated financial statements of the Company for the year ended December 31, 2022.

Certified Public Accountants

Lakewood, CO

April 5, 2024